Exhibit 10.6

FORM OF ASSET REPRESENTATIONS REVIEW AGREEMENT

among

PERPETUAL TRUSTEE COMPANY LIMITED, in its capacity as trustee of SMART ABS Series 20[•]-[•] Trust,

as Issuer

MACQUARIE SECURITIES MANAGEMENT PTY LIMITED,

as Manager

MACQUARIE LEASING PTY LIMITED,

as Servicer

and

[•],

as Asset Representations Reviewer

Dated as of [•], 20[•]

i

TABLE OF CONTENTS

(continued)

ii

ASSET REPRESENTATIONS REVIEW AGREEMENT, dated as of [•], 20[•] (this “Agreement”), among PERPETUAL TRUSTEE COMPANY LIMITED, a limited liability public company under the Australian Corporations Act 2001 (Cth), in its capacity as trustee of SMART ABS Series 20[•]-[•] Trust, as Issuer, MACQUARIE LEASING PTY LIMITED, a limited liability company incorporated under the Australian Corporations Act 2001 (Cth), as Servicer, MACQUARIE SECURITIES MANAGEMENT PTY LIMITED, a limited liability company incorporated under the Australian Corporations Act 2001 (Cth), as Manager, and [•], a [•], as Asset Representations Reviewer.

BACKGROUND

In the normal course of its business, Macquarie Leasing Pty Limited provides financing for a wide range of new and used motor vehicles and equipment.

In connection with a securitization transaction sponsored by Macquarie Leasing Pty Limited, Macquarie Leasing Pty Limited sold a pool of SMART Receivables consisting of lease contracts, hire purchase contracts and loan contracts secured by new and used motor vehicles (including cars, trucks, buses, trailers, forklifts and motorcycles) [and equipment] located in Australia to [one or more Warehouse Trusts, who sold them to] the Issuer [and to the Issuer directly].

The Issuer has granted a security interest in the pool of SMART Receivables to the Security Trustee, for the benefit of the secured parties, as security for the Notes issued by the Issuer under the Master Trust Deed and the Series Supplement.

The Issuer has determined to engage the Asset Representations Reviewer to perform reviews of certain SMART Receivables for compliance with the representations and warranties made by Macquarie Leasing Pty Limited about the SMART Receivables in the pool pursuant to clause 5.1 of the Master Sale and Servicing Deed (the “Pool Asset Representations”).

The parties agree as follows:

ARTICLE I

USAGE AND DEFINITIONS

Section 1.1. Usage and Definitions. Capitalized terms used but not defined in this Agreement shall have the meaning (if any) specified in the Master Trust Deed, and if not otherwise defined therein, shall have the meaning (if any) specified in the Master Sale and Servicing Deed, and if not otherwise defined therein, shall have the meaning specified in the Series Supplement.

Section 1.2. Additional Definitions. The following terms have the meanings given below:

“Affiliate” means, for any specified person, any other person which, directly or indirectly, controls, is controlled by, or is under common control with such specified person. For purposes of this definition, “control” means the power, directly or indirectly, to cause the direction of the management and policies of a person.

“Asset Representations Review” means the performance by the Asset Representations Reviewer of the testing procedures for each Test and each Subject Receivable according to Section 3.4.

“Confidential Information” has the meaning stated in Section 4.9(b).

“Information Recipients” has the meaning stated in Section 4.9(a).

“Indemnified Parties” has the meaning stated in Section 4.6(a).

“Issuer PII” has the meaning stated in Section 4.10(a).

“Master Sale and Servicing Deed” means the Master Sale and Servicing Deed, dated February 27, 2007, among the Issuer, the Manager, the Servicer and the Seller, as amended and supplemented from time to time.

“Master Trust Deed” means the Master Trust Deed, dated March 11, 2002, between the Manager and Permanent Custodians Limited ACN 001 426 384, the rights and obligations of which were assumed by Perpetual Trustee Company Limited ACN 000 001 007 pursuant to the Deed of Assumption, as amended and supplemented from time to time.

“Personally Identifiable Information” or “PII” has the meaning stated in Section 4.10(a).

“Pool Asset Representations” has the meaning stated in the Background paragraphs.

“Review Fee” has the meaning stated in Section 4.3(b).

“Review Materials” means, for an Asset Representations Review and a Subject Receivable, the documents and other materials for each Test listed under “Review Materials” in Schedule A or any additional documents or other materials that the Asset Representations Reviewer may reasonably request.

“Review Report” means, for an Asset Representations Review, the report of the Asset Representations Reviewer prepared according to Section 3.5.

“Series Supplement” means the SMART ABS Series 20[•]-[•] US Trust Series Supplement, dated as of [•], 20[•], among the Seller, Macquarie Bank Limited, the Manager and the Issuer.

“Test” has the meaning stated in Section 3.4(a).

“Test Complete” has the meaning stated in Section 3.4(c).

“Test Fail” has the meaning stated in Section 3.4(a).

“Test Pass” has the meaning stated in Section 3.4(a).

ARTICLE II

ENGAGEMENT OF ASSET REPRESENTATIONS REVIEWER

Section 2.1. Engagement; Acceptance. The Issuer (at the direction of the Manager) engages [•] to act as the Asset Representations Reviewer for the Issuer. [•] accepts the engagement and agrees to perform the obligations of the Asset Representations Reviewer on the terms in this Agreement.

Section 2.2. Confirmation of Status. The parties confirm that the Asset Representations Reviewer is not responsible for (a) reviewing the SMART Receivables for compliance with the representations and warranties under the Transaction Documents, except as described in this Agreement or (b) determining whether noncompliance with the Pool Asset Representations constitutes a breach of the Transaction Documents.

ARTICLE III

ASSET REPRESENTATIONS REVIEW PROCESS

Section 3.1. Review Notices. On receipt of a Review Notice from the Issuer according to clause 20.15 of the Series Supplement, the Asset Representations Reviewer will start an Asset Representations Review. The Asset Representations Reviewer will have no obligation to start an Asset Representations Review until a Review Notice is received.

Section 3.2. Identification of Subject Receivables. Within [ten (10)] Business Days after receipt of a Review Notice, the Servicer will deliver to the Asset Representations Reviewer and the Issuer a list of the Subject Receivables.

Section 3.3. Review Materials.

(a) Access to Review Materials. The Servicer will give the Asset Representations Reviewer access to the Review Materials for all of the Subject Receivables within [sixty (60) days] after receipt of the Review Notice in one or more of the following ways: (i) [by providing access to the Servicer’s receivables systems, either remotely or at one of the properties of the Servicer, (ii)] by electronic posting of the Review Materials to a password-protected website to which the Asset Representations Reviewer has access, (iii) by providing originals or photocopies of documents relating to the Subject Receivables at one of the properties of the Servicer or (iv) in another manner agreed by the Servicer and the Asset Representations Reviewer. The Servicer may redact or remove Personally Identifiable Information from the Review Materials without changing the meaning or usefulness of the Review Materials for the Asset Representations Review.

(b) Missing or Insufficient Review Materials. If any of the Review Materials are missing or insufficient for the Asset Representations Reviewer to perform any Test, the Asset Representations Reviewer will notify the Servicer promptly, and in any event no less than [twenty (20) days] before completing the Asset Representations Review, and the Servicer will have [fifteen (15) days] to give the Asset Representations Reviewer access to such missing Review Materials or other documents or information to correct the insufficiency. If the missing or insufficient Review Materials have not been provided by the Servicer within [fifteen (15) days] of the Servicer being notified of such insufficiency, the parties agree that each Subject Receivable subject to the applicable Test(s) will have a Test Fail for the related Test(s) and the Test(s) will be considered completed and the Review Report will indicate the reason for the Test Fail.

Section 3.4. Performance of Reviews.

(a) Test Procedures. For an Asset Representations Review, the Asset Representations Reviewer will perform for each Subject Receivable the procedures listed under “Tests” in Schedule A for each Pool Asset Representation (each, a “Test”), using the Review Materials listed for each such Test in Schedule A. For each Test and Subject Receivable, the Asset Representations Reviewer will determine in its reasonable judgment if the Test has been satisfied (a “Test Pass”) or if the Test has not been satisfied (a “Test Fail”).

(b) Review Period. The Asset Representations Reviewer will complete the Asset Representations Review of all of the Subject Receivables within [ninety (90) days] after receiving access to the Review Materials under Section 3.3(a). However, if (i) additional Review Materials are provided to the Asset Representations Reviewer under Section 3.3(b) or (ii) the Asset Representations Reviewer requests clarification of any Review Materials or testing procedures, the Asset Representations Review period will be extended for an additional [thirty (30) days].

(c) Completion of Review for Certain Subject Receivables. Following the delivery of the list of the Subject Receivables and before the delivery of the Review Report by the Asset Representations Reviewer, the Servicer may notify the Asset Representations Reviewer if a Subject Receivable is paid in full by the Obligor or purchased from the Issuer by Macquarie Leasing Pty Limited according to the Transaction Documents. On receipt of notice, the Asset Representations Reviewer will immediately terminate all Tests of such Subject Receivable and the Asset Representations Review of such Subject Receivable will be considered complete (a “Test Complete”). In this case, the Review Report will indicate a Test Complete for the Subject Receivable and the related reason.

(d) Previously Reviewed Receivable. If any Test was performed in a prior Asset Representations Review, the Asset Representations Reviewer will not perform such Tests on such Subject Receivable again unless (a) such Subject Receivable is the subject of a Pool Asset Representation as of a date after the completion of such prior Asset Representations Review or (b) the Asset Representations Reviewer has reason to believe that such prior Asset Representations Review was conducted in a manner that would not have ascertained compliance with a specific Pool Asset Representation, but will include the results of such previous Tests in the Review Report for the current Asset Representations Review.

(e) Termination of Asset Representations Review. If an Asset Representations Review is in process and the Notes will be paid in full on the next Distribution Date, the Servicer will notify the Asset Representations Reviewer and the Issuer no less than ten (10) days before that Distribution Date. On receipt of notice, the Asset Representations Reviewer will terminate the Asset Representations Review immediately and will have no obligation to deliver a Review Report.

Section 3.5. Review Reports. Within five (5) days after the end of the Asset Representations Review period under Section 3.4(b), the Asset Representations Reviewer will deliver to the Issuer and the Servicer a Review Report indicating for each Subject Receivable whether there was a Test Pass or a Test Fail for each Test, or whether the Subject Receivable was a Test Complete and the related reason. The Review Report will contain a summary of the Asset Representations Review results, which must be included in the Issuer’s Form 10-D report for the Collection Period in which the Review Report is received. The Asset Representations Reviewer will ensure that the Review Report does not contain any Issuer PII.

Section 3.6. Review Representatives.

(a) Servicer Representative. The Servicer will designate one or more representatives who will be available to assist the Asset Representations Reviewer in performing the Asset Representations Review, including responding to requests and answering questions from the Asset Representations Reviewer about access to Review Materials on the Servicer’s receivables systems, obtaining missing or insufficient Review Materials and/or providing clarification of any Review Materials or Tests.

(b) Asset Representations Reviewer Representative. The Asset Representations Reviewer will designate one or more representatives who will be available to the Issuer and the Servicer during the performance of an Asset Representations Review.

(c) Questions About Asset Representations Review. The Asset Representations Reviewer will make appropriate personnel available to respond in writing to written questions or requests for clarification of any Review Report from the Issuer or the Servicer until the earlier of (i) the payment in full of the Notes and (ii) one year after the delivery of the Review Report. The Asset Representations Reviewer will have no obligation to respond to questions or requests for clarification from Noteholders or any other person and will direct such persons to submit written questions or requests to the Issuer (with a copy to the Servicer and the Manager).

Section 3.7. Dispute Resolution. [The Asset Representations Reviewer agrees and acknowledges that any Review Report may be used by the Issuer or the Servicer in any dispute resolution proceeding. No additional fees or expenses shall be paid to the Asset Representations Reviewer regarding such use of any Review Report.][If a Receivable that was Reviewed by the Asset Representations Reviewer is the subject of a dispute resolution proceeding under clause 20.13 of the Series Supplement, the Asset Representations Reviewer will participate in the dispute resolution proceeding on request of a party to the proceeding. The reasonable out-of-pocket expenses of the Asset Representations Reviewer for its participation in any dispute resolution proceeding will be considered expenses of the requesting party for the dispute resolution and will be paid by a party to the dispute resolution as determined by the mediator or arbitrator for the dispute resolution according to clause 20.13 of the Series Supplement. If not paid by a party to the dispute resolution, the expenses will be reimbursed by the Issuer according to Section 4.3(d).]

Section 3.8. Limitations on Asset Representations Review Obligations.

(a) Asset Representations Review Process Limitations. The Asset Representations Reviewer will have no obligation:

(i) to determine whether a Delinquency Trigger has occurred or whether the required percentage of Noteholders or Note Owners has voted to direct an Asset Representations Review under the Series Supplement, and may rely on the information in any Review Notice delivered to the Asset Representations Reviewer;

(ii) to determine which SMART Receivables are subject to an Asset Representations Review, and may rely on the lists of Subject Receivables provided by the Servicer;

(iii) to obtain or confirm the validity of the Review Materials and will have no liability for any errors in the Review Materials and may rely on the accuracy and completeness of the Review Materials;

(iv) to obtain missing or insufficient Review Materials from any party or any other source; or

(v) to take any action or cause any other party to take any action under any of the Transaction Documents or otherwise to enforce any remedies against any person for breaches of Pool Asset Representations about the Subject Receivables.

(b) Testing Procedure Limitations. The Asset Representations Reviewer will only be required to perform the testing procedures listed under “Tests” in Schedule A, and will have no obligation to perform additional procedures on any Subject Receivable or to provide any information other than a Review Report indicating for each Subject Receivable whether there was a Test Pass or a Test Fail for each Test, or whether the Subject Receivable was a Test Complete and the related reason. However, the Asset Representations Reviewer may provide additional information about any Subject Receivable that it determines in good faith to be material to the Asset Representations Review.

ARTICLE IV

ASSET REPRESENTATIONS REVIEWER

Section 4.1. Representations and Warranties. The Asset Representations Reviewer represents and warrants to the Issuer as of the Closing Date:

(a) Organization and Qualification. The Asset Representations Reviewer is duly organized and validly existing as a [•] in good standing under the laws of [•]. The Asset Representations Reviewer is qualified as a [•] in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(b) Power, Authority and Enforceability. The Asset Representations Reviewer has the power and authority to execute, deliver and perform its obligations under this Agreement. The Asset Representations Reviewer has authorized the execution, delivery and performance of this Agreement. This Agreement is the legal, valid and binding obligation of the Asset Representations Reviewer enforceable against the Asset Representations Reviewer, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c) No Conflicts and No Violation. The completion of the transactions contemplated by this Agreement and the performance of the Asset Representations Reviewer’s obligations under this Agreement will not (A) conflict with, or be a breach or default under, any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument under which the Asset Representations Reviewer is a debtor or guarantor, (B) result in the creation or imposition of any Lien on any of the properties or assets of the Asset Representations Reviewer under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument, (C) violate the organizational documents of the Asset Representations Reviewer or (D) violate any law or, to the Asset Representations Reviewer’s knowledge, any order, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties that applies to the Asset Representations Reviewer, which, in each case, would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under this Agreement.

(d) No Proceedings. To the Asset Representations Reviewer’s knowledge, there are no proceedings or investigations pending or threatened in writing before a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties (A) asserting the invalidity of this Agreement, (B) seeking to prevent the completion of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under, or the validity or enforceability of, this Agreement.

(e) Eligibility. The Asset Representations Reviewer meets the eligibility requirements in Section 5.1.

Section 4.2. Covenants. The Asset Representations Reviewer covenants and agrees that:

(a) Eligibility. It will notify the Issuer and the Servicer promptly if it no longer meets the eligibility requirements in Section 5.1.

(b) Review Systems; Personnel. It will maintain business process management and/or other systems necessary to ensure that it can perform each Test and, on execution of this Agreement, will load each Test into these systems. The Asset Representations Reviewer will ensure that these systems allow for each Subject Receivable and the related Review Materials to be individually tracked and stored as contemplated by this Agreement. The Asset Representations Reviewer will maintain adequate staff that is properly trained to conduct Asset Representations Reviews as required by this Agreement.

(c) Maintenance of Review Materials. It will maintain copies of any Review Materials, Review Reports and other documents relating to an Asset Representations Review, including internal correspondence and work papers, for a period of two years after the termination of this Agreement.

Section 4.3. Fees and Expenses.

(a) [Monthly][Annual] Fee. The Issuer will pay the Asset Representations Reviewer, as compensation for agreeing to act as the Asset Representations Reviewer under this Agreement, [a monthly][an annual] fee separately agreed to by the Issuer, the Servicer and the Asset Representations Reviewer. The annual fee will be paid as agreed by the Issuer, the Servicer and the Asset Representations Reviewer until this Agreement is terminated.

(b) Asset Representations Review Fee. Following the completion of an Asset Representations Review and the delivery to the Issuer and the Servicer of the Review Report, or the termination of an Asset Representations Review according to Section 3.4(e), and the delivery to the Servicer of a detailed invoice, the Asset Representations Reviewer will be entitled to a fee of [$[•] for each Subject Receivable][insert any other rate agreed upon by the Asset Representations Reviewer and the Servicer (the “Review Fee”), payable by the Servicer. However, no Review Fee will be charged for any Subject Receivable which was included in a prior Asset Representations Review or for which no Tests were completed prior to the Asset Representations Reviewer being notified of a termination of the Asset Representations Review according to Section 3.4(e). If the detailed invoice is submitted, the Review Fee will be paid by the Servicer as agreed by the Issuer, the Servicer and the Asset Representations Reviewer.

(c) Reimbursement of Travel Expenses. If the Servicer provides access to the Review Materials at one of its properties, the Servicer will reimburse the Asset Representations Reviewer for its reasonable travel expenses incurred in connection with the Asset Representations Review upon receipt of a detailed invoice.

(d) [Dispute Resolution Expenses. If the Asset Representations Reviewer participates in a dispute resolution proceeding under Section 3.7 and its reasonable out-of-pocket expenses for participating in the proceeding are not paid by a party to the dispute resolution within [90] days after the end of the proceeding, the Servicer will reimburse the Asset Representations Reviewer for such expenses upon receipt of a detailed invoice.]

Section 4.4. Limitation on Liability. The Asset Representations Reviewer will not be liable to any person for any action taken, or not taken, in good faith under this Agreement or for errors in judgment. However, the Asset Representations Reviewer will be liable for its willful misconduct, bad faith or negligence in performing its obligations under this Agreement. In no event will the Asset Representations Reviewer be liable for special, indirect or consequential losses or damages (including lost profit), even if the Asset Representations Reviewer has been advised of the likelihood of the loss or damage and regardless of the form of action.

Section 4.5. Indemnification by Asset Representations Reviewer. The Asset Representations Reviewer will indemnify each of the Issuer, the Manager and the Servicer and their respective directors, officers, employees and agents for all costs, expenses, losses, damages and liabilities resulting from (a) the willful misconduct, bad faith or negligence of the Asset Representations Reviewer in performing its obligations under this Agreement or (b) the Asset Representations Reviewer’s breach of any of its representations or warranties in this Agreement. The Asset Representations Reviewer’s obligations under this Section 4.5 will survive the termination of this Agreement, the termination of the Series Trust and the resignation or removal of the Asset Representations Reviewer.

Section 4.6. Indemnification of Asset Representations Reviewer.

(a) Indemnification. The Issuer will indemnify the Asset Representations Reviewer and its officers, directors, employees and agents (each, an “Indemnified Person”), for all costs, expenses, losses, damages and liabilities resulting from the performance of its obligations under this Agreement (including the costs and expenses of defending itself against any loss, damage or liability), but excluding any cost, expense, loss, damage or liability resulting from (i) the Asset Representations Reviewer’s willful misconduct, bad faith or negligence or (ii) the Asset Representations Reviewer’s breach of any of its representations or warranties in this Agreement.

(b) Proceedings. Promptly on receipt by an Indemnified Person of notice of a Proceeding against it, the Indemnified Person will, if a claim is to be made under Section 4.6(a), notify the Issuer and the Manager of the Proceeding. The Issuer or the Manager may participate in and assume the defense and settlement of a Proceeding at its expense. If the Issuer or the Manager notifies the Indemnified Person of its intention to assume the defense of the Proceeding with counsel reasonably satisfactory to the Indemnified Person, and so long as the Issuer or the Manager assumes the defense of the Proceeding in a manner reasonably satisfactory to the Indemnified Person, the Issuer and the Manager will not be liable for legal expenses of counsel to the Indemnified Person unless there is a conflict between the interests of the Issuer or the Manager, as applicable, and an Indemnified Person. If there is a conflict, the Issuer or the Manager will pay for the reasonable fees and expenses of separate counsel to the Indemnified Person. No settlement of a Proceeding may be made without the approval of the Issuer and the Manager and the Indemnified Person, which approval will not be unreasonably withheld.

(c) Survival of Obligations. The Issuer’s and the Manager’s obligations under this Section 4.6 will survive the resignation or removal of the Asset Representations Reviewer and the termination of this Agreement.

(d) Repayment. If the Issuer or the Manager makes any payment under this Section 4.6 and the Indemnified Person later collects any of the amounts for which the payments were made to it from others, the Indemnified Person will promptly repay the amounts to the Issuer or the Manager, as applicable.

Section 4.7. Inspections of Asset Representations Reviewer. The Asset Representations Reviewer agrees that, with reasonable prior notice not more than once during any year, it will permit authorized representatives of the Issuer, the Servicer or the Manager, during the Asset Representations Reviewer’s normal business hours, to examine and review the books of account, records, reports and other documents and materials of the Asset Representations Reviewer relating to (a) the performance of the Asset Representations Reviewer’s obligations under this Agreement, (b) payments of fees and expenses of the Asset Representations Reviewer for its performance and (c) a claim made by the Asset Representations Reviewer under this Agreement. In addition, the Asset Representations Reviewer will permit the Issuer’s, the Servicer’s or the Manager’s representatives to make copies and extracts of any of those documents and to discuss them with the Asset Representations Reviewer’s officers and employees. Each of the Issuer, the Servicer and the Manager will, and will cause its authorized representatives to, hold in confidence the information except if disclosure may be required by law or if the Issuer, the Servicer or the Manager reasonably determines that it is required to make the disclosure under this Agreement or the other Transaction Documents. The Asset Representations Reviewer will maintain all relevant books, records, reports and other documents and materials for a period of at least two years after the termination of its obligations under this Agreement.

Section 4.8. Delegation of Obligations. The Asset Representations Reviewer may not delegate or subcontract its obligations under this Agreement to any person without the consent of the Issuer and the Servicer, which may be withheld in such party’s sole discretion.

Section 4.9. Confidential Information.

(a) Treatment. The Asset Representations Reviewer agrees to hold and treat Confidential Information given to it under this Agreement in confidence and under the terms and conditions of this Section 4.9, and will implement and maintain safeguards to further assure the confidentiality of the Confidential Information. The Confidential Information will not, without the prior consent of the Issuer and the Servicer, be disclosed or used by the Asset Representations Reviewer, or its officers, directors, employees, agents, representatives or affiliates, including legal counsel (collectively, the “Information Recipients”) other than for the purposes of performing Asset Representations Reviews of Subject Receivables or performing its obligations under this Agreement. The Asset Representations Reviewer agrees that it will not, and will cause its Affiliates to not (i) purchase or sell securities issued by Macquarie Leasing Pty Limited or its Affiliates or special purpose entities on the basis of Confidential Information or (ii) use the Confidential Information for the preparation of research reports, newsletters or other publications or similar communications.

(b) Definition. “Confidential Information” means oral, written and electronic materials (irrespective of its source or form of communication) furnished before, on or after the date of this Agreement to the Asset Representations Reviewer for the purposes contemplated by this Agreement, including:

(i) lists of Subject Receivables and any related Review Materials;

(ii) origination and servicing guidelines, policies and procedures, and form contracts; and

(iii) notes, analyses, compilations, studies or other documents or records prepared by the Servicer, which contain information supplied by or on behalf of the Servicer or its representatives.

However, Confidential Information will not include information that (A) is or becomes generally available to the public other than as a result of disclosure by the Information Recipients, (B) was available to, or becomes available to, the Information Recipients on a non-confidential basis from a person or entity other than the Issuer or the Servicer before its disclosure to the Information Recipients who, to the knowledge of the Information Recipient is not bound by a confidentiality agreement with the Issuer or the Servicer and is not prohibited from transmitting the information to the Information Recipients, (C) is independently developed by the Information Recipients without the use of the Confidential Information, as shown by the Information Recipients’ files and records or other evidence in the Information Recipients’ possession or (D) the Issuer or the Servicer provides permission to the applicable Information Recipients to release.

(c) Protection. The Asset Representations Reviewer will use best efforts to protect the secrecy of and avoid disclosure and unauthorized use of Confidential Information, including those measures that it takes to protect its own confidential information. The Asset Representations Reviewer acknowledges that Personally Identifiable Information is also subject to the additional requirements in Section 4.10.

(d) Disclosure. If the Asset Representations Reviewer is required by applicable law, regulation, rule or order issued by an administrative, governmental, regulatory or judicial authority to disclose part of the Confidential Information, it may disclose the Confidential Information. However, before a required disclosure, the Asset Representations Reviewer, if permitted by law, regulation, rule or order, will use its best efforts to provide the Issuer and the Servicer with notice of the requirement and will cooperate, at the Servicer’s expense, in the Issuer’s and the Servicer’s pursuit of a proper protective order or other relief for the disclosure of the Confidential Information. If the Issuer or the Servicer is unable to obtain a protective order or other proper remedy by the date that the information is required to be disclosed, the Asset Representations Reviewer will disclose only that part of the Confidential Information that it is advised by its legal counsel it is legally required to disclose.

(e) Responsibility for Information Recipients. The Asset Representations Reviewer will be responsible for a breach of this Section 4.9 by its Information Recipients.

(f) Violation. The Asset Representations Reviewer agrees that a violation of this Agreement may cause irreparable injury to the Issuer or the Servicer, and each of the Issuer and the Servicer may seek injunctive relief in addition to legal remedies. If an action is initiated by the Issuer or the Servicer to enforce this Section 4.9, the prevailing party will be entitled to reimbursement of costs and expenses, including reasonable attorney’s fees, incurred by it for the enforcement.

Section 4.10. Personally Identifiable Information.

(a) Definitions. “Personally Identifiable Information” or “PII” means information in any format about an identifiable individual, including, name, address, phone number, e-mail address, account number(s), identification number(s), any other actual or assigned attribute associated with or identifiable to an individual and any information that when used separately or in combination with other information could identify an individual. “Issuer PII” means PII furnished by the Issuer, the Servicer or their Affiliates to the Asset Representations Reviewer and PII developed or otherwise collected or acquired by the Asset Representations Reviewer in performing its obligations under this Agreement.

(b) Use of Issuer PII. The Issuer does not grant the Asset Representations Reviewer any rights to Issuer PII except as provided in this Agreement. The Asset Representations Reviewer will use Issuer PII only to perform its obligations under this Agreement or as specifically directed in writing by the Issuer and will only reproduce Issuer PII to the extent necessary for these purposes. The Asset Representations Reviewer must comply with all laws applicable to PII, Issuer PII and the Asset Representations Reviewer’s business, including any legally required codes of conduct, including those relating to privacy, security and data protection. The Asset Representations Reviewer will protect and secure Issuer PII. The Asset Representations Reviewer will implement privacy or data protection policies and procedures that comply with applicable law and this Agreement. The Asset Representations Reviewer will implement and maintain reasonable and appropriate practices, procedures and systems, including administrative, technical and physical safeguards to (i) protect the security, confidentiality and integrity of Issuer PII, (ii) ensure against anticipated threats or hazards to the security or integrity of Issuer PII, (iii) protect against unauthorized access to or use of Issuer PII and (iv) otherwise comply with its obligations under this Agreement. These safeguards include a written data security plan, employee training, information access controls, restricted disclosures, systems protections (e.g. intrusion protection, data storage protection and data transmission protection) and physical security measures.

(c) Additional Limitations. In addition to the use and protection requirements described in Section 4.10(b), the Asset Representations Reviewer’s disclosure of Issuer PII is also subject to the following requirements:

(i) The Asset Representations Reviewer will not disclose Issuer PII to its personnel or allow its personnel access to Issuer PII except (A) for the Asset Representations Reviewer personnel who require Issuer PII to perform an Asset Representations Review, (B) with the prior consent of the Issuer or (C) as required by applicable law. When permitted, the disclosure of or access to Issuer PII will be limited to the specific information necessary for the individual to complete the assigned task. The Asset Representations Reviewer will inform personnel with access to Issuer PII of the confidentiality requirements in this Agreement and train its personnel with access to Issuer PII on the proper use and protection of Issuer PII.

(ii) The Asset Representations Reviewer will not sell, disclose, provide or exchange Issuer PII with or to any third party without the prior consent of the Issuer and the Servicer.

(d) Notice of Breach. The Asset Representations Reviewer will notify the Issuer and the Servicer promptly in the event of an actual or reasonably suspected security breach, unauthorized access, misappropriation or other compromise of the security, confidentiality or integrity of Issuer PII and, where applicable, immediately take action to prevent any further breach.

(e) Return or Disposal of Issuer PII. Except where return or disposal is prohibited by applicable law, promptly on the earlier of the completion of the Asset Representations Review or the request of the Issuer or the Servicer, all Issuer PII in any medium in the Asset Representations Reviewer’s possession or under its control will be (i) destroyed in a manner that prevents its recovery or restoration or (ii) if so directed by the Issuer or the Servicer, returned to the Issuer or the Servicer without the Asset Representations Reviewer retaining any actual or recoverable copies, in both cases, without charge to the Issuer or the Servicer. Where the Asset Representations Reviewer retains Issuer PII, the Asset Representations Reviewer will limit the Asset Representations Reviewer’s further use or disclosure of Issuer PII to that required by applicable law.

(f) Compliance; Modification. The Asset Representations Reviewer will cooperate with and provide information to the Issuer and the Servicer regarding the Asset Representations Reviewer’s compliance with this Section 4.10. The Asset Representations Reviewer and the Issuer agree to modify this Section 4.10 as necessary from time to time for either party to comply with applicable law.

(g) Audit of Asset Representations Reviewer. The Asset Representations Reviewer will permit the Issuer and the Servicer and their authorized representatives to audit the Asset Representations Reviewer’s compliance with this Section 4.10 during the Asset Representations Reviewer’s normal business hours on reasonable advance notice to the Asset Representations Reviewer, and not more than once during any year unless circumstances necessitate additional audits. Each of the Issuer and the Servicer agrees to make reasonable efforts to schedule any audit described in this Section 4.10 with the inspections described in Section 4.7. The Asset Representations Reviewer will also permit each of the Issuer and the Servicer during normal business hours on reasonable advance written notice to audit any service providers used by the Asset Representations Reviewer to fulfill the Asset Representations Reviewer’s obligations under this Agreement.

(h) Affiliates and Third Parties. If the Asset Representations Reviewer processes the PII of the Issuer’s or the Servicer’s Affiliates or a third party when performing an Asset Representations Review, and if such Affiliate or third party is identified to the Asset Representations Reviewer, such Affiliate or third party is an intended third-party beneficiary of this Section 4.10, and this Agreement is intended to benefit the Affiliate or third party. The Affiliate or third party will be entitled to enforce the PII related terms of this Section 4.10 against the Asset Representations Reviewer as if each were a signatory to this Agreement.

ARTICLE V

RESIGNATION AND REMOVAL;

SUCCESSOR ASSET REPRESENTATIONS REVIEWER

Section 5.1. Eligibility Requirements for Asset Representations Reviewer. The Asset Representations Reviewer must be a person who (a) is not an Affiliate of Macquarie Leasing Pty Limited, the Issuer Trustee, the Security Trustee, the US$ Note Trustee, the Principal Paying

Agent, the US$ Note Registrar, the Agent Bank or any of their successors or Affiliates and (b) was not, and is not an Affiliate of a person that was, engaged by Macquarie Leasing Pty Limited, the Issuer Trustee, the Security Trustee, the US$ Note Trustee, the Principal Paying Agent, the US$ Note Registrar, the Agent Bank or any underwriter or any of their successors or Affiliates to perform any due diligence on the SMART Receivables prior to the Closing Date.

Section 5.2. Resignation and Removal of Asset Representations Reviewer.

(a) No Resignation of Asset Representations Reviewer. The Asset Representations Reviewer will not resign as Asset Representations Reviewer unless (a) the Asset Representations Reviewer no longer meets the eligibility requirements in Section 5.1 [or (b) it determines it is legally unable to perform its obligations under this Agreement and there is no reasonable action that it could take to make the performance of its obligations under this Agreement permitted under applicable law]. The Asset Representations Reviewer will deliver a notice of its resignation to the Issuer and the Servicer, together with an opinion of counsel supporting its determination.

(b) Removal of Asset Representations Reviewer. If any of the following events occur, the [Issuer], by notice to the Asset Representations Reviewer, may remove the Asset Representations Reviewer and terminate its rights and obligations under this Agreement:

(i) the Asset Representations Reviewer no longer meets the eligibility requirements in Section 5.1;

(ii) the Asset Representations Reviewer breaches of any of its representations, warranties, covenants or obligations in this Agreement; or

(iii) an Insolvency Event of the Asset Representations Reviewer occurs.

(c) Notice of Resignation or Removal. The [Issuer] will notify the Servicer and the Manager of any resignation or removal of the Asset Representations Reviewer.

(d) Continue to Perform After Resignation or Removal. No resignation or removal of the Asset Representations Reviewer will be effective, and the Asset Representations Reviewer will continue to perform its obligations under this Agreement, until a successor Asset Representations Reviewer has accepted its engagement according to Section 5.3(b).

Section 5.3. Successor Asset Representations Reviewer.

(a) Engagement of Successor Asset Representations Reviewer. Following the resignation or removal of the Asset Representations Reviewer, the [Servicer] will engage a successor Asset Representations Reviewer who meets the eligibility requirements of Section 5.1.

(b) Effectiveness of Resignation or Removal. No resignation or removal of the Asset Representations Reviewer will be effective until the successor Asset Representations Reviewer has executed and delivered to the Issuer and the Servicer an agreement accepting its engagement and agreeing to perform the obligations of the Asset Representations Reviewer under this Agreement or entering into a new agreement with the Issuer on substantially the same terms as this Agreement.

(c) Transition and Expenses. If the Asset Representations Reviewer resigns or is removed, the Asset Representations Reviewer will cooperate with the Issuer and take all actions reasonably requested to assist the Issuer in making an orderly transition of the Asset Representations Reviewer’s rights and obligations under this Agreement to the successor Asset Representations Reviewer. The [Asset Representations Reviewer] will pay the reasonable expenses (including the fees and expenses of counsel) of transitioning the Asset Representations Reviewer’s obligations under this Agreement and preparing the successor Asset Representations Reviewer to take on the obligations on receipt of an invoice with reasonable detail of the expenses from the [Servicer] or the successor Asset Representations Reviewer.

Section 5.4. Merger, Consolidation or Succession. Any person (a) into which the Asset Representations Reviewer is merged or consolidated, (b) resulting from any merger or consolidation to which the Asset Representations Reviewer is a party or (c) succeeding to the business of the Asset Representations Reviewer, if that person meets the eligibility requirements in Section 5.1, will be the successor to the Asset Representations Reviewer under this Agreement. Such person will execute and deliver to the Issuer and the Servicer an agreement to assume the Asset Representations Reviewer’s obligations under this Agreement (unless the assumption happens by operation of law).

ARTICLE VI

OTHER AGREEMENTS

Section 6.1. Independence of Asset Representations Reviewer. The Asset Representations Reviewer will be an independent contractor and will not be subject to the supervision of the Perpetual Trustee Company Limited, the Issuer, the Manager or the Servicer for the manner in which it accomplishes the performance of its obligations under this Agreement. Unless authorized by the Issuer, the Asset Representations Reviewer will have no authority to act for or represent the Issuer and will not be considered an agent of the Issuer. Nothing in this Agreement will make the Asset Representations Reviewer or the Issuer members of any partnership, joint venture or other separate entity or impose any liability as such on either of them.

Section 6.2. No Petition. Each of the parties, by entering into this Agreement, agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after payment in full of (a) all securities issued by the Macquarie Leasing Pty Limited or by a trust for which the Macquarie Leasing Pty Limited was a depositor or (b) the Notes, it will not start or pursue against, or join any other person in starting or pursuing against (i) the Macquarie Leasing Party Limited or (ii) the Issuer, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar law. This Section 6.2 will survive the termination of this Agreement.

Section 6.3. Limitation of Liability of Issuer. Clause 17 of the Series Supplement is taken to be incorporated in this Agreement as if set out in full in it except that any references to “Trustee” are taken to be a reference to the “Issuer,” any references to “this Deed” are taken to be a reference to “this Agreement” and any references to “Clause 17” are taken to be a reference to “Section 6.3.”

Section 6.4. Termination of Agreement. This Agreement will terminate, except for the obligations under Section 4.5, Section 4.6, Section 4.9, Section 4.10 and Section 6.3 or as otherwise stated in this Agreement, on the earlier of (a) the payment in full of all outstanding Notes and the satisfaction and discharge of Security (as defined in the General Security Deed) and (b) the date the Series Trust is terminated under the Transaction Documents.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1. Amendments.

(a) The parties may amend this Agreement:

(i) to clarify an ambiguity, correct an error or correct or supplement any term of this Agreement that may be defective or inconsistent with the other terms of this Agreement or to provide for, or facilitate the acceptance of this Agreement by, a successor Asset Representations Reviewer, in each case without the consent of the Noteholders or any other person;

(ii) to add, change or eliminate terms of this Agreement, in each case without the consent of the Noteholders or any other person, if the Manager has issued a Rating Notification in relation to such addition, change or elimination; or

(iii) to add, change or eliminate terms of this Agreement for which an Officer’s Certificate is not or cannot be delivered under Section 7.1(a)(ii), with the consent of the Noteholders of a majority of the aggregate outstanding Invested Amount of each Class of Notes [(with each affected Class voting separately, except that all Noteholders of Class A Notes will vote together as a single class)].

(b) Notice of Amendments. The [Manager] will notify the Rating Agencies in advance of any amendment. Promptly after the execution of an amendment, the [Manager] will deliver a copy of the amendment to the Rating Agencies.

Section 7.2. Assignment; Benefit of Agreement; Third Party Beneficiaries.

(a) Assignment. Except as stated in Section 5.4, this Agreement may not be assigned by the Asset Representations Reviewer without the consent of the Issuer (on the direction of the Manager) and the Servicer.

(b) Benefit of Agreement; Third-Party Beneficiaries. This Agreement is for the benefit of and will be binding on the parties and their permitted successors and assigns. The Noteholders will be third-party beneficiaries of this Agreement entitled to enforce this Agreement against the Issuer, the Asset Representations Reviewer and the Servicer. No other person will have any right or obligation under this Agreement.

Section 7.3. Notices.

(a) Delivery of Notices. All notices, requests, demands, consents, waivers or other communications to or from the parties must be in writing and will be considered given:

(i) on delivery or, for a letter mailed by registered first class mail, postage prepaid, three days after deposit in the mail;

(ii) for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

(iii) for an email, when receipt is confirmed by telephone or reply email from the recipient; and

(iv) for an electronic posting to a password-protected website to which the recipient has access, on delivery (without the requirement of confirmation of receipt) of an email to that recipient stating that the electronic posting has occurred.

(b) Notice Addresses. Any notice, request, demand, consent, waiver or other communication will be delivered or addressed to (i) (a) in the case of the Issuer, [•], (b) in the case of the Servicer, [•], (c) in the case of the Manager, [•] and (d) in the case of the Asset Representations Reviewer, [•], or (ii) as to each party, at such other address or email as shall be designated by such party in a written notice to the other parties.

Section 7.4. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF [•].

Section 7.5. Submission to Jurisdiction. Each party submits to the nonexclusive jurisdiction of the [•] and of [any court] sitting in [•] for legal proceedings relating to this Agreement. Each party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or in the future have to the venue of a proceeding brought in such a court and any claim that the proceeding has been brought in an inconvenient forum.

Section 7.6. WAIVER OF JURY TRIAL. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN LEGAL PROCEEDING RELATING TO THIS AGREEMENT.

Section 7.7. No Waiver; Remedies. No party’s failure or delay in exercising a power, right or remedy under this Agreement will operate as a waiver. No single or partial exercise of a power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy. The powers, rights and remedies under this Agreement are in addition to any powers, rights and remedies under law.

Section 7.8. Severability. If a part of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Agreement and will not affect the validity, legality or enforceability of the remaining Agreement.

Section 7.9. Headings. The headings in this Agreement are included for convenience and will not affect the meaning or interpretation of this Agreement.

Section 7.10. Counterparts. This Agreement may be executed in multiple counterparts. Each counterpart will be an original and all counterparts will together be one document.

[Remainder of Page Left Blank]

EXECUTED BY:

PERPETUAL TRUSTEE COMPANY LIMITED, as Issuer

By:
Name:
Title:

MACQUARIE LEASING PTY LIMITED, as Servicer

By:
Name:
Title:

MACQUARIE SECURITIES MANAGEMENT PTY LIMITED, as Manager

By:
Name:
Title:

[•], , as Asset Representations Reviewer

By:
Name:
Title:

[Signature Page to Asset Representations Review Agreement]

Schedule A

Representations and Warranties, Review Materials and Tests

Representations and Warranty	Review Materials	Tests